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                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 14, 2002, relating to the consolidated financial statements of Pegaso Telecomunicaciones, S.A. de C.V., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers

Mexico City, Mexico
November 8, 2002